As filed with the Securities and Exchange Commission on September 10, 2001
                                               Registration No. 333-_______
                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                            ___________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                                AIRGAS, INC.
          ______________________________________________________
          (Exact name of registrant as specified in its charter)

       Delaware                                      56-0732648
_______________________________         _______________________________________
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)

259 North Radnor-Chester Road, Suite 100
Radnor, Pennsylvania                                    19087-5283
________________________________________               ____________
(Address of Principal Executive Offices)                (Zip Code)

                     2001 EMPLOYEE STOCK PURCHASE PLAN
                 ________________________________________
                         (Full Title of the Plan)

                          TODD R. CRAUN, ESQUIRE
                               AIRGAS, INC.
                               Radnor Court
                 259 North Radnor-Chester Road, Suite 100
                      Radnor, Pennsylvania 19087-5283
                  _______________________________________
                  (Name and address of agent for service)

                              (610) 687-5253
       _____________________________________________________________
       (Telephone number, including area code, of agent for service)
                             _________________

                                Copies to:
                        NANCY D. WEISBERG, ESQUIRE
                        McCAUSLAND, KEEN & BUCKMAN
                               Radnor Court
                 259 North Radnor-Chester Road, Suite 160
              Radnor, Pennsylvania 19087      (610) 341-1000

                    CALCULATION OF REGISTRATION FEE


   Title of        Amount to   Proposed Maximum   Proposed Maximum       Amount of
Securities to         be        Offering Price       Aggregate          Registration
be Registered     Registered     Per Unit (2)      Offering Price (2)       Fee
---------------   ----------   ----------------   -------------------   ------------
Common Stock,
par value $0.01
per share         1,500,000 (1)     $13.55            $20,325,000          $5,082


     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (2) Estimated solely for the purpose of calculating the registration fee under Section 457(h) based upon the average of the low and high prices of Registrant's
          Common Stock on September 7, 2001 on the New York Stock
          Exchange.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this registration statement:

          (a) The Company's annual report on Form 10-K for the fiscal year ended March 31, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act");

          (b) The Company's quarterly report on Form 10-Q for the quarter ended June 30, 2001.

          (c)  The Company's current reports on Form 8-K dated
May 11, 2001, July 13, 2001, July 17, 2001 and July 25, 2001.

          (d) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the Company's fiscal year ended March 31, 2001; and

          (e) The description of the Company's Common Stock contained in Item 1 of the Company's registration statement on Form 8-A filed under the 1934 Act on December 19, 1986.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


Item 4.   Description of Securities.

     Not applicable.


Item 5.   Interests of Named Experts and Counsel.

     As of September 1, 2001, certain attorneys with McCausland,
Keen & Buckman, counsel for the Registrant, beneficially owned
34,600 shares of the Registrant's Common Stock.

Item 6.   Indemnification of Directors and Officers.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees, and other agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except the indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The Company's certificate of incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Company to the full extent authorized or permitted by Delaware law. The certificate also provides that the Company may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements) and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts.


Item 7.   Exemption From Registration Claimed.

     None.


Item 8.   Exhibits.

          * 4      2001 Employee Stock Purchase Plan.

          * 5      Opinion of McCausland, Keen & Buckman.

          * 23.1   Consent of KPMG LLP (included in Part II of the
                    Registration Statement).

          * 23.2   Consent of McCausland, Keen & Buckman (included
                    in Exhibit 5).

          * 24 Power of Attorney (see signature page in Part II of the Registration Statement).

          *   Filed herewith.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.


     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on the 10th day of September, 2001.


                                        AIRGAS, INC.


                                   By: /S/ PETER McCAUSLAND
                                   ----------------------------
                                   Peter McCausland
                                   Director, Chairman of the Board and
                                   Chief Executive Officer


                                   By: /S/ ROGER F. MILLAY
                                   ----------------------------
                                   Roger F. Millay
                                   Senior Vice President - Finance and
                                   Chief Financial Officer
                                   (Principal Financial Officer)


                                   By: /S/ ROBERT M. McLAUGHLIN
                                   ----------------------------
                                   Robert M. McLaughlin
                                   Vice President and Controller
                                   (Principal Accounting Officer)


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter McCausland, Todd R. Craun and Roger F. Millay, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

     Signature                Title               Date
     ---------                -----               ----

/S/W. THACHER BROWN
--------------------
W. Thacher Brown              Director            September 10, 2001



--------------------
Frank B. Foster, III          Director            September   , 2001


/S/JAMES W. HOVEY
--------------------
James W. Hovey                Director            September 10, 2001


/S/JOHN A. H. SHOBER
--------------------
John A. H. Shober             Director            September 10, 2001


/S/PAULA A. SNEED
--------------------
Paula A. Sneed                Director            September 10, 2001


/S/DAVID M. STOUT
--------------------
David M. Stout                Director            September 10, 2001


/S/LEE M. THOMAS
--------------------
Lee M. Thomas                 Director            September 10, 2001


/S/ROBERT L. YOHE
--------------------
Robert L. Yohe                Director            September 10, 2001